This Instrument was prepared by,
and after recording, please return to:
Mary H. Quinlan, Esq.
Trenam, Kemker, Scharf, Barkin, Frye,
O'Neill & Mullis, P.A.
101 E. Kennedy Boulevard, Suite 2700
Tampa, FL 33601

THIS DOCUMENT SERVES AS A FIXTURE FILING UNDER THE UNIFORM COMMERCIAL CODE - SECURED TRANSACTIONS AS ADOPTED BY THE STATE OF FLORIDA

DOCUMENTARY STAMP TAX IN THE AMOUNT OF $12,250.00 AND INTANGIBLE TAX IN THE AMOUNT OF $7,000.00 HAVE BEEN PAID AND AFFIXED HERETO.

PURCHASE MONEY FIRST MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

THIS PURCHASE MONEY FIRST MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this "**Mortgage**") is made this 23rd day of August, 2013, by and between PANACHE DISTILLERY, LLC, a Florida limited liability company ("**Mortgagor**"), whose address is having an office at 40 W. 23rd St., 2nd Floor, New York, NY 10010 ("Mortgagor") and DOUGLAS JOINT VENTURE, V3 JOINT VENTURE, LLC and EMPIRE JOINT VENTURE, Florida limited liability companies (jointly and severally "Mortgagee"), having a collective address of 3021 Countryside Boulevard, Apartment 34-A, Clearwater, FL 33761.

WITNESSETH:

ARTICLE 1
INDEBTEDNESS, GRANT OF LIEN, AND PROPERTY DESCRIPTION

1.1 PRINCIPAL SUM OF NOTE, AMOUNT OF LIEN.

Mortgagor is indebted to Mortgagee in the principal amount of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 U.S. Dollars ($3,500,000.00), and has agreed to pay the same, with interest thereon, according to the terms of that certain Promissory Note dated as of the same date as this Mortgage, made by Mortgagor in favor of Mortgagee (the "**Note**"), and having a maturity date of August __, 2016 (the "**Maturity Date**").

1.2 GRANTING OF LIEN, DESCRIPTION OF PROPERTY SUBJECT THERETO.

That for good and valuable consideration, and to secure the payment of the Indebtedness (as hereinafter defined), including the indebtedness secured by the Note, Mortgagor does hereby grant a lien unto Mortgagee, and its successors and assigns, against Mortgagor's fee simple title to that real property located in Pasco County, Florida, as more particularly described in **Exhibit A** attached to this Mortgage and incorporated herein by this reference (the "**Land**"), together with all personal property, both tangible and intangible, now or hereafter associated with the Land or the Improvements or upon the Land, including but not limited to, the following:

(a) All buildings, fixtures and other improvements now existing or hereafter erected or installed upon, above or below the surface of the Land (collectively, the "**Improvements**").

(b) All right, title and interest of Mortgagor in and to the minerals, soil, flowers, shrubs, crops, trees, timber and other emblements now or hereafter on the Land or under or above the same or any part or parcel thereof.

(c) All easements, gores of land, riparian and littoral rights, and appurtenances thereunto belonging or in any way appertaining, whether now owned or hereafter acquired by Mortgagor, and including all rights of ingress and egress to and from adjoining lands (whether such rights now exist or subsequently arise) together with the reversion or reversions, remainder and remainders, rents, issues and profits thereof; and also all the estate, right, title, interest, claim and demand whatsoever of Mortgagor of, in and to the same and of, in and to every part and parcel thereof.

(d) All of Mortgagor's interest in machinery, apparatus, equipment, fittings, and fixtures, whether actually or constructively attached to the Property (as hereinafter defined), and including all trade, domestic and ornamental fixtures, now or hereafter located in, upon or under the Property or any part thereof and used or usable in connection with any present or future operation of the Property and now owned or hereafter acquired by Mortgagor, including, but without limiting the generality of the foregoing, all heating, air-conditioning, freezing, lighting, laundry, incinerating and power equipment; engines; pipes; pumps; tanks; motors; conduits; switchboards; plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus; boilers, ranges, furnaces, oil burners or units thereof; appliances; air-cooling and air-conditioning apparatus; vacuum cleaning systems; elevators; escalators; shades; awnings; screens; storm doors and windows; stoves; wall beds; refrigerators; attached cabinets; partitions; ducts and compressors; rugs and carpets; draperies; furniture and furnishings; together with all building materials and equipment now or hereafter delivered to the Land and intended to be installed therein, including but not limited to, lumber, plaster, cement, shingles, roofing, plumbing, fixtures, pipe, lath, wallboard, cabinets, nails, sinks, toilets, furnaces, heaters, brick, tile, water heaters, screens, window frames, glass, doors, flooring, paint, lighting fixtures and unattached refrigerating, cooking, heating and ventilating appliances and equipment; including, without limitation to the foregoing, the items set forth in **Exhibit B** attached hereto; together with all proceeds, additions and accessions thereto and replacements thereof (Mortgagor hereby agreeing with respect to all additions and replacements to execute and deliver from time to time such further instruments as may be requested by Mortgagee to confirm the conveyance, transfer and assignment of any of the foregoing) (collectively, the "Chattels").

(e) All goods (except consumer goods, all of which consumer goods are hereby specifically excluded from the term "goods" as used in this Mortgage), and all parts, accessories, attachments, additions and replacements thereto, including but not limited to all furniture, furnishings, fixtures, leasehold improvements, inventory (including without limitation goods held for sale or lease or to be furnished under contracts of service, raw materials, work in process, and materials to be used or consumed in Mortgagor's business and all products thereof) and equipment, now owned or hereafter acquired by Mortgagor or used in Mortgagor's business, wheresoever such goods shall be located.

(f) All of the water, sanitary and storm sewer systems now or hereafter owned by Mortgagor which are now or hereafter located by, over, and upon the Land hereinbefore described, or any part and parcel thereof, and which water system includes all water mains, service laterals, hydrants, valves and appurtenances, and which sewer system includes all sanitary sewer lines, including mains, laterals, manholes and appurtenances.

(g) All right, title and interest of Mortgagor in and to the land lying in the bed of any street, road, or avenue, opened or proposed, in front of or adjoining the Land and in and to the appurtenances thereto.

(h) All paving for streets, roads, walkways or entrance ways now or hereafter owned by Mortgagor and which are now or hereafter located on the Land or serve the Land or any part or parcel thereof.

(i) All of Mortgagor's right, title and interest, as lessor, in and to all leases and rental arrangements, whether oral or written, by and between Mortgagor and the tenants of all or any portion of the Premises (as hereinafter defined) (the "**Tenants**"), now existing and hereafter entered into by Mortgagor during the term of this Mortgage or any extension or renewal thereof (the "**Leases**"), together with all guarantees of the Tenants' obligations thereunder, if any, all security deposits made by the Tenants to secure the performance of their obligations thereunder, if any, and all rents paid in advance of their due dates thereunder, if any, provided and hereby intending that in case of foreclosure sale, Mortgagor's interest in any Leases then in force shall pass to the purchaser at such sale as a part of the Property.

(k) All judgments, awards of damages and payments, including interest thereon, and the right to receive the same, which may be made with respect to the Property as a result of the exercise of the right of eminent domain, the alteration of the grade of any street, or any other injury to, taking of, or decrease in the value of, the Property, to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by Mortgagee and of the reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of such judgment, award or payment, and Mortgagor agrees to execute and deliver, from time to time, such further instruments as may be requested by Mortgagee to confirm such assignment to Mortgagee of any such judgment, award or payment.

(l) All of the right, title and interest of Mortgagor in and to all unearned premiums accrued, accruing or to accrue under any and all insurance policies now or hereafter provided pursuant to the terms of this Mortgage, and all proceeds or sums payable for the loss of or damage to any property encumbered hereby, or rents, revenues, income, profits or proceeds from leases, franchises, concessions or licenses of or on any part of the Property.

(m) All of the right, title and interest of Mortgagor in and to any trade names, names of businesses or fictitious names, licenses, including but not limited to occupational and liquor licenses, permits, site plans, development agreements, and governmental approvals, if any, now or hereafter used in conjunction with the development of the Land or operation of any business or endeavor located on the Land.

(n) All of Mortgagor's interest in all utility security deposits or bonds deposited in connection with the Property.

(o) All of Mortgagor's interest in and to any and all contracts or agreements for the sale of all or any portion of the Property, or any interest therein, whether now existing or arising hereafter.

The Land and the Improvements are collectively referred to herein as the "**Premises.**" The Premises, together with all of the foregoing items of real and personal property, are collectively referred to herein as the "**Property**"; provided, however, that the term "Property" shall exclude the personal property of the Tenants.

1.3 U.C.C. SECURITY AGREEMENT.

IT IS AGREED that to the extent any of Property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code (such property herein referred to as "Personal Property Collateral"), this Mortgage shall constitute a Security Agreement, and Mortgagor agrees to join with Mortgagee in the execution of any financing statements and to execute any other instruments that may be required for the perfection or renewal of such security interest under the Uniform Commercial Code. Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor's agent and attorney-in-fact for purposes of the disposition of any of the Personal Property Collateral subject to such security interest in accordance with any of the methods of collateral disposition set forth in Section 679.504, FLA. STAT., upon Mortgagor's default in the performance of its obligations pursuant to the Note, this Mortgage or any of the other Loan Documents. All capitalized terms used hereinafter but not defined herein shall have the meanings set forth in Article 9 of the Uniform Commercial Code of the State of Florida, as in effect from time to time.

(a) Rights and Powers. Without limitation to any of the foregoing, Mortgagee, at its election, upon the occurrence of any Event of Default under this Mortgage, will have all rights, powers, privileges, and remedies from time to time available to a secured party under the provisions of the UCC as well as all other rights and remedies available at law or in equity, and at Mortgagee's option, Mortgagee may also invoke the remedies provided elsewhere in this Mortgage with respect to the Personal Property Collateral. Mortgagor and Mortgagee agree that the rights granted to Mortgagee as secured party under this Paragraph 1.3 are in addition to, rather than a limitation on any of Mortgagee's other rights under this Mortgage with respect to the Property. Notwithstanding any provision of this Mortgage to the contrary:

(i) Personal Property Collateral. Mortgagor may remove or dispose of any portion of the Personal Property Collateral and have and retain the proceeds from any such disposition to its exclusive use and benefit, so long as (i) such removal or disposition, or both, will not materially and adversely affect the operation of the Property for its intended purposes, (ii) Mortgagor promptly furnishes Mortgagee with substitute collateral of equal or better quality and value, (iii) there does not then exist any Event of Default, and (iv) any and all damage to the Property resulting from such removal or substitution, or both, is promptly repaired at Mortgagor's cost, (v) such disposition is not made as security for the performance of an obligation, and (vi) no Personal Property Collateral may be removed, sold or disposed of that, singly or in the aggregate, has a replacement value or cost of more than $250,000.00.

(ii) Goods Collateral. Mortgagor may, without Mortgagee's prior written consent, dispose of Goods Collateral in the ordinary course of business, provided that, following the disposition, the perfection of Mortgagee's security interest in the Proceeds of the disposition will continue under Section 9-315 (d) of the UCC.

(iii) Rents. Until an Event of Default occurs, Mortgagor may collect and retain all Rents in the manner provided by this Mortgage.

(b) Filing Authorization. Mortgagor irrevocably authorizes Mortgagee to file, in the appropriate locations for filings of Financing Statements in any jurisdiction(s) that Mortgagee in good faith deems appropriate, such Financing Statements and amendments thereto as Mortgagee may deem necessary or desirable in order to (i) perfect or continue the security interests granted by Mortgagor to Mortgagee pursuant to this Mortgage, (ii) prevent any filed Financing Statement from becoming misleading, or (iii) prevent any filed Financing Statement from losing its perfected status.

(c) Interest in Real Property. Notwithstanding the foregoing, or any other provision of this Mortgage, or the Other Loan Documents, jointly and severally, to the contrary, Mortgagor and Mortgagee intend and agree that, unless and until Mortgagee affirmatively elects otherwise, all right, title, and interest of Mortgagor in and to the Equipment Collateral (excepting only furniture, furnishings, office equipment, and office supplies) constitutes an interest in real property for all purposes, regardless of whether (i) any or all such property is physically attached to the Land or Improvements, (ii) serial numbers are used to identify certain items thereof, or (iii) such items are referred to, generally or specifically, in any financing statement filed or recorded at any time. Without limitation, the parties intend and agree that the inclusion of the Equipment Collateral, or any rights therein or proceeds thereof, in any such financing statement will not operate to alter any of Mortgagee's rights as determined by this Mortgage, or otherwise available at law or in equity, or to impair the priority of the lien or security interest granted by this Mortgage, or the Other Loan Documents, or any combination. The parties instead intend and agree that, unless and until Mortgagee affirmatively elects otherwise, the inclusion of any or all such items in any such financing statement is for the sole purpose of Mortgagee's protection if, as and when it is or may be determined that notice of Mortgagee's priority of interest in any or all such Equipment, in order to be effective against a particular class of persons (including the Federal Government and any subdivision or agency of the Federal Government), must be perfected in the manner required by the Florida Uniform Commercial Code.

(d) Additional Searches and Documentation. Mortgagor shall provide to Mortgagee upon request certified copies of any searches of UCC records deemed necessary or appropriate by Mortgagee to confirm the first priority status of its security interest in the Personal Property Collateral, together with copies of all documents or records evidencing security interests disclosed by such searches. Mortgagor shall pay all filing fees and costs and all reasonable costs and expenses of any record searches (or their continuations) that Mortgagee may require.

(e) Representations, Warranties and Covenants of Mortgagor. Mortgagor represents and warrants to and covenants with Mortgagee as follows:

(i) Ownership of the Personal Property. All of the Personal Property Collateral is, and during the term of the Indebtedness shall continue to be, owned by Mortgagor, and is not and shall not be the subject matter of any lease, control agreement or other instrument, agreement or transaction whereby any ownership, security or beneficial interest in the Personal Property is held by any person or entity other than Mortgagor, subject only to (1) Mortgagee's security interest, (2) the rights of tenants occupying the Real Property pursuant to Leases approved by Mortgagee, and (3) the Permitted Encumbrances.

(ii) No Other Identity. Mortgagor has not used or operated under any other name or identity for at least five (5) years prior to the Effective Date. Mortgagor will furnish Mortgagee with notice of any change in its name, form of organization, or state of organization not later than thirty (30) days prior to the effective date of any such change.

(iii) Location of Equipment Collateral. All Equipment Collateral is, and during the term of the Indebtedness shall continue to be, located upon the Land.

(iv) Disposition of Collateral. Mortgagor shall not, without Mortgagee's prior written consent, dispose of any Personal Property Collateral in any manner except as expressly provided in Paragraph 1.3(a)(i) of this Mortgage.

(f) Fixture Filing. This Mortgage constitutes a financing statement filed as a fixture filing in the Official Records of the Clerk of the Circuit Court with respect to any and all Fixtures. The "debtor" is the Mortgagor and the record owner of the Real Property; the "secured party" is the Mortgagee; the collateral is as described in this Mortgage; and the addresses of the debtor and secured party are the addresses stated in this Mortgage for notices to such parties.

1.4 ASSIGNMENT OF RENTS AND LEASES.

Mortgagor does hereby assign to Mortgagee all of its right, title and interest as lessor with respect to the Leases, and any and all rental files or other data related to said Leases, with respect to the Property, together with all rents (or payments in lieu of rents, including but not limited to payments made pursuant to a guaranty of rent, if any) payable under the Leases and all benefits and advantages to be derived therefrom to hold and receive them unto Mortgagee.

Mortgagor warrants and agrees that: (a) at Mortgagee's written request, signed duplicates of all Leases, now or at any time in the future existing, shall be delivered to Mortgagee upon the execution and/or issuance thereof and said duplicates, as delivered to Mortgagee, shall be true and correct duplicates; (b) it has not heretofore assigned or pledged the same or any interest therein; and (c) in regard to all presently existing Leases no default exists in the performance of any of the Tenants or Mortgagor, of the terms, covenants, provisions or agreements contained therein; that no rent has been paid by any of the Tenants for more than one (1) month in advance, and that there has been no waiver by Mortgagor or Mortgagor's predecessor in title of the payment of any rents or obligations to accrue under said Leases nor has any such obligation been waived or will be waived, released, reduced, discounted or otherwise discharged or compromised by Mortgagor directly or indirectly.

Mortgagor hereby agrees:

(a) that all Leases hereafter entered into concerning the Premises will: (i) be at rentals at least equal to then current market rentals charged by others; (ii) otherwise contain such terms and provisions as are customary for leases of comparable premises; (iii) not include any purchase options; and (iv) if requested by Mortgagee, be executed on forms approved by Mortgagee.

(b) that the Leases shall remain in full force and effect, irrespective of any merger of the interest of the lessor and lessee thereunder; and that it will not transfer or convey the title to the Premises in violation of the terms of this Mortgage, or, without limiting the generality of the foregoing, to any of the lessees without requiring the lessees, in writing, to assume and agree to pay the debt secured hereby in

accordance with the terms, covenants and conditions of the Note, Mortgage, Security Agreement, and any other evidence of the indebtedness secured by this Mortgage.

(c) that if any Leases provide for the abatement of rent during repair of the Premises by reason of fire or other casualty, Mortgagor shall furnish rental insurance to Mortgagee, the policies to be in amount and form and written by such insurance companies as shall be satisfactory to Mortgagee.

(d) not to execute any other assignments (collateral or absolute) of any Leases, or any interest therein or any of the rents or performances thereunder.

(e) to perform all of Mortgagor's covenants and agreements as lessor under all Leases, and not to suffer or permit to occur any release of liability of the lessees, or any rights to the lessees to withhold payment of rent; and to give prompt notices to Mortgagee of any notice of material default on the part of Mortgagor with respect to any Leases received from the lessees thereunder; and to furnish Mortgagee with complete copies of said notices.

(f) to enforce all of the Leases in accordance with Mortgagor's normal and prudent course of business, and maintain all remedies available to Mortgagor against the lessees in case of default under said Leases by the lessees.

(g) that none of the rights or remedies of Mortgagee under the Mortgage shall be delayed or in any way prejudiced by this Assignment of Rents and Leases or otherwise.

(h) that if Mortgagor consents to any assignments of any Leases, or any subletting under any Leases, whether or not in accordance with their terms, Mortgagor shall provide Mortgagee with an executed copy of such assignment or sublease.

(i) not to request, consent to, agree to, or accept a subordination of any Leases to any mortgage or other encumbrance now or hereafter affecting the Premises, except to Mortgagee.

(j) not to exercise any right of election, whether specifically set forth in any Lease or otherwise, which would in any way diminish the tenant's liability or have the effect of shortening the stated term of the Lease.

(k) not to sell, transfer, assign, or remove any personal property of Mortgagor now or hereafter located on the Premises, unless such action results in substitution or replacement with similar items, owned by Mortgagor and not otherwise encumbered, of equal value, without the prior written consent of Mortgagee.

Mortgagee shall have the right to, and may receive all rents, other amounts due under the Leases and issues, profits and income from the Premises, for application on the Note and the other indebtedness secured by this Mortgage in the event Mortgagor defaults in, breaches or fails to perform any one or more of the covenants and agreements contained in the Note, this Mortgage, any Security Agreement, or any other evidence of the indebtedness secured by this Mortgage, and such default is not cured within the applicable curative period, if any, specified in this Mortgage. In the event of any such default, breach or failure to perform which is not cured within the period as aforesaid, the exercise by Mortgagee of its right to receive such rents, other amounts, issues, profits and income, the amounts so received prior to foreclosure sale, less all costs, fees and expenses of collection, including a reasonable attorneys' fee, shall be applied on the Note or other indebtedness as Mortgagee may in its sole discretion determine. Any exercise by Mortgagee of its right to receive such rents, other amounts, issues, profits and income shall not prevent Mortgagee from exercising any of its rights or remedies hereunder or under the Note, this

Mortgage, any security agreement, or any other evidence of indebtedness secured by this Mortgage. Upon the occurrence of any such default, breach or failure to perform which is not cured within the curative period, if any, as aforesaid, in addition to all rights and remedies contained herein, Mortgagee shall have, and may exercise from time to time, any and all rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of Florida and any and all other rights and remedies available to it under any other applicable law, including but not limited to, the right to foreclose this Mortgage and Security Agreement in the same proceedings. The security described in this section is and shall be primary and on a parity with the real estate encumbered by this Mortgage and any Security Agreement and not secondary.

Upon issuance of a deed or deeds pursuant to foreclosure of this Mortgage, all right, title and interest of Mortgagor in and to all Leases shall, by virtue of this instrument, thereupon vest in and become the absolute property of the grantee or grantees in such deed or deeds without any further act or assignment by Mortgagor. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns as its agent and attorney in fact to execute all instruments of assignment or further assurance in favor of such grantee or grantees in such deed or deeds, as may be necessary or desirable for such purpose. But nothing contained herein shall prevent Mortgagee from terminating any subordinate(d) Lease through such foreclosure or other judicial sale.

No liability shall be asserted or enforced against Mortgagee by reason of the exercise of the powers herein granted, all such liability being hereby expressly waived and released by Mortgagor. Mortgagee shall not be obligated to perform or discharge any obligation, duty or liability under any Lease, or under or by reason of this Assignment, and Mortgagor shall and does hereby agree to indemnify Mortgagee for, and to hold it harmless of and from, any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease or sublease. Should Mortgagee incur any such liability, loss or damage under any Lease or sublease or under or by reason of this Assignment, or in the defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorney's fees, shall be secured hereby and by this Mortgage and any Security Agreement, and Mortgagor shall reimburse Mortgagee therefor immediately upon demand. Such attorney's fees and costs shall include, but not be limited to, fees and costs incurred in any phase of litigation, including, but not limited to, all trials, proceedings and appeals, and all appearances in and connected with any bankruptcy proceedings or creditors' reorganization proceedings.

Although it is the intention of the parties that this instrument shall be a present assignment, it is expressly understood and agreed, anything herein contained to the contrary notwithstanding, that Mortgagee shall not exercise any of the rights or powers herein conferred upon it until an Event of Default shall occur under the terms and provisions of the Note, this Mortgage or any evidence of indebtedness secured by this Mortgage, but upon the occurrence of any such default, Mortgagee shall be entitled to all rents and other amounts then due under the Leases and thereafter accruing, and this provision shall constitute a direction to and full authority to the lessees to pay all such amounts to Mortgagee without proof of the default relied upon. The lessees are hereby irrevocably authorized to rely upon and comply with (and shall be fully protected in so doing) any notice or demand by Mortgagee for the payment to Mortgagee of any rental or other sums which may be or thereafter become due under the Leases and shall have no right or duty to inquire as to whether any default under this Mortgage has actually occurred or is then existing. Upon the occurrence of such Event of Default, Mortgagee shall have such other rights and remedies as may be available at law or in equity, including, without limitation, the rights of a secured party under the Uniform Commercial Code.

1.5 TERMINATION OF MORTGAGE UPON PAYMENT IN FULL OF INDEBTEDNESS.

CONDITIONED, HOWEVER, that if Mortgagor shall pay or cause to be paid to Mortgagee, at its office and principal place of business as set forth above, or at such other place which may hereafter be designated by Mortgagee, its successors or assigns, the principal sum, with interest, as set forth in the Note with final maturity, if not sooner paid, as stated in the Note, unless amended or extended according to the terms of the Note, and payable to the order of Mortgagee, as well as all future advances and all other sums, indebtedness, obligations and liabilities for which this Mortgage is security, and shall also fully perform all the covenants, conditions and terms of the Note, this Mortgage, and any other agreements entered into by and between Mortgagor and Mortgagee in connection with the Loan (the "**Loan Documents**"), then this Mortgage shall be satisfied and canceled by appropriate instrument recorded in the Public Records of the county wherein the Property is located, and all of the Property hereby mortgaged, hypothecated, or pledged shall be released from the lien of this Mortgage, and such lien shall be terminated and void; but shall otherwise remain in full force and effect.

ARTICLE 2
PARTICULAR COVENANTS OF MORTGAGOR

2.1 **Warranties**. Notwithstanding any other language in this Section, all representations of the Mortgagor are based on their actual knowledge. Mortgagor, to the extent such has been transferred by the Mortgagee to the Mortgagor, warrants that it is indefeasibly seized with good, absolute, and marketable fee-simple title to the Premises, and is in lawful possession of the Property and every part thereof, and has the right and authority to mortgage and grant a security interest in the Property; that the various items of the Property are unencumbered except as expressly provided in **Exhibit C** attached to this Mortgage and incorporated herein by this reference ("Permitted Encumbrances"); and that Mortgagor will forever warrant and defend the title to the Property unto Mortgagee against the claims of all persons whomsoever.

Mortgagor further warrants that it shall, so long as it is the owner and lessor of the Property, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges and will comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to Mortgagor or to the Property or any part thereof.

Without the necessity of any further act of Mortgagor or Mortgagee, the lien of, and security interest created by, this Mortgage automatically will extend to and encompass (i) any and all renewals, replacements, substitutions, accessions, proceeds, products, or additions of or to the Property, and (ii) any and all monies and other property that from time to time may, either by delivery to Mortgagee or by any instrument (including this Mortgage), be subjected to such lien and security interest by Mortgagor or by anyone acting on its behalf, or with the consent of Mortgagor, or which otherwise may come into the possession or otherwise be subject to the control of Mortgagee pursuant to this Mortgage, or the Other Loan Documents, or both.

In addition, Mortgagor represents, warrants and covenants that:

2.1.1 Notwithstanding any other language in this Section, all representations of the Mortgagor are based on their actual knowledge. No pollutants or other toxic or hazardous substances, including any solid, liquid, gaseous, or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis, chemicals or waste (including materials to be recycled, reconditioned or reclaimed) shall be discharged, dispersed, released, stored, treated, generated disposed of, or allowed to escape on the Premises.

2.1.2 Notwithstanding any other language in this Section, all representations of the Mortgagor are based on their actual knowledge. No asbestos or asbestos-containing materials shall be installed, used, incorporated into, or disposed of on the Premises.

2.1.3 Notwithstanding any other language in this Section, all representations of the Mortgagor are based on their actual knowledge. No polychlorinated biphenyls ("PCBs") shall be located on the Premises, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form.

2.1.4 Notwithstanding any other language in this Section, all representations of the Mortgagor are based on their actual knowledge. No underground storage tanks shall be located on the Premises, nor were any located on the Premises and subsequently removed or filled.

2.1.5 Notwithstanding any other language in this Section, all representations of the Mortgagor are based on their actual knowledge. No investigation, administrative order, consent order and agreement, litigation, or settlement with respect to substances is proposed, threatened, anticipated or in existence with respect to the Property.

2.1.6 The Property and Mortgagor's operations on the Premises shall become and remain in compliance with all applicable federal, state and local statutes, laws and regulations. No notice has been served on Mortgagor, from any entity, governmental body, or individual claiming any violation of any law, regulation, ordinance or code, or requiring compliance with any law, regulation, ordinance or code, or demanding payment or contribution for environmental damage or injury to natural resources. Copies of any such notices received by Mortgagor shall be forwarded to Mortgagee on or before the third (3rd) day after their receipt by Mortgagor.

2.1.7 Mortgagor agrees to defend, indemnify and hold harmless Mortgagee from and against any and all claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs, and expenses of any kind whatsoever, including claims arising out of loss of life, injury to persons, property, or business or damage to natural resources in connection with the activities of Mortgagor, its predecessors in interest, third parties who have trespassed on the Property, or parties in a contractual relationship with Mortgagor, or any of them, whether or not occasioned wholly or in part of any condition, accident or event caused by any act or omission of Mortgagee which:

> 2.1.7.1 Arises out of the actual, alleged or threatened discharge, dispersal, release, storage, treatment, generation, disposal or escape of pollutants or other toxic or hazardous substances, including any solid, liquid, gaseous or thermal irritant or contaminant including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste (including materials to be recycled, reconditioned or reclaimed); or

> 2.1.7.2 Actually or allegedly arises out of the use, specification, or inclusion of any product, material or process containing chemicals, the failure to detect the existence or proportion of chemicals in the soil, air, surface water or groundwater, or the performance or failure to perform the abatement of any pollution source or the replacement or removal of any soil, water, surface, water, or groundwater containing chemicals.

2.1.8 Mortgagor shall bear, pay and discharge when and as the same becomes due and payable, any and all such judgments or claims for damages, penalties or otherwise against Mortgagee described in Paragraph 1.1.7, and shall hold Mortgagee harmless for those judgments

or claims, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in Paragraph 1.1.7.

2.2 **Indebtedness.** This Mortgage is given as security for the performance of Mortgagor's obligations under the Note and the other Loan Documents, and also as security for any and all other sums, indebtedness, obligations and liabilities of any and every kind now or hereafter during the term hereof owing and to become due from Mortgagor to Mortgagee or to the holder of the Note, or to the assignees thereof, howsoever created, incurred, evidenced, acquired or arising, whether under the Note, this Mortgage, the other Loan Documents, or any other instruments, obligations, contracts, or agreements or dealings of any and every kind now or hereafter existing or entered into between Mortgagor and Mortgagee, or otherwise, as amended or modified or supplemented from time to time, and whether direct, indirect, primary, secondary, fixed or contingent, and any and all renewals, modifications or extensions of any or all of the foregoing. It is the intent of the parties that this Mortgage shall secure payment of the Note and the aforesaid obligations whether the entire amount shall have been advanced to Mortgagor at the date hereof, or at a later date, and any other amount or amounts that may be added to the indebtedness evidenced by the Note under the terms of this instrument (collectively, the "**Indebtedness**"), the entire Indebtedness being equally secured with and having the same priority as any amounts advanced at the date hereof.

2.3 **Future Advances.** It is agreed that any additional sum or sums advanced by the then-holder of the Note to or for the benefit of Mortgagor, whether such advances are obligatory or are made at the option of Mortgagee, or otherwise, at any time within twenty (20) years from the date of this Mortgage, or within such lesser period of time as may be provided hereafter by law as a prerequisite for the sufficiency of actual notice or record notice of the optional future or additional advances as against the rights of creditors or subsequent purchasers for valuable consideration, with interest thereon at the rate agreed upon at the time of each additional loan or advance, shall be equally secured with and have the same priority as the original indebtedness and shall be subject to all of the terms and provisions of this Mortgage, whether or not such additional loan or advance is evidenced by a note of Mortgagor and whether or not identified by a recital that it is secured by this Mortgage; provided that the aggregate amount of principal indebtedness outstanding and so secured at any one time shall not exceed the sum equal to two (2) times the principal sum of the Note, plus interest and disbursements made for the payment of taxes, levies or insurance on the property covered by this Mortgage, with interest on such disbursements, and provided further that it is understood and agreed that this future advance provision shall not be construed to obligate Mortgagee to make any such additional loans or advances. It is further agreed that any additional note or notes executed and delivered under this future advance provision shall be included in the word "Note" wherever it appears in the context of this Mortgage.

2.4 **Payment.** Mortgagor shall punctually pay to Mortgagee the Indebtedness, with interest thereon as provided in the Note, this Mortgage and all other Loan Documents, in lawful U.S. currency.

2.5 **Extent of Payment Other Than Principal and Interest.**

2.5.1 **Duty to Pay.** Mortgagor shall pay, when due and payable:

2.5.1.1 all taxes, assessments, general or special, and other charges levied on, or assessed, placed or made against the Property, this instrument or the Indebtedness or any interest of Mortgagee in the Property or the obligations secured hereby;

2.5.1.2 premiums on policies of fire, hazard and other insurance covering the Property, as required herein;

2.5.1.3 premiums on all collaterally pledged life insurance, if this Mortgage and the Note are so secured;

2.5.1.4 ground rents or other lease rentals; and

2.5.1.5 other sums related to the Property or the Indebtedness, if any, payable by Mortgagor.

Mortgagor shall promptly deliver to Mortgagee receipts upon request showing payment in full of all of the above items which are not paid from the escrow account hereafter established, if any.

2.5.2 **Escrow Account**. Following the occurrence of any Event of Default, Mortgagor shall pay to Mortgagee, together with, and in addition to, the payments of principal and interest payable under the terms of the Note and this Mortgage, on the dates when any payment of either principal or interest must be made by the Note and this Mortgage, until the Indebtedness is fully paid or until notification from Mortgagee to the contrary, an amount reasonably sufficient, as estimated by Mortgagee, to provide Mortgagee with funds to pay annual taxes and assessments which may be levied against, and insurance and rents related to, the Property, so that Mortgagee will have sufficient funds on hand to pay same thirty (30) days before: (a) the date on which they become past due; (b) the date on which there is any discount lost; or (c) the date on which there is additional interest or penalty charged, whichever first occurs.

The money so received shall be held in a special escrow account properly designated that these funds are held for escrow, pending payment or application thereof as herein provided and interest shall not be payable in respect thereof. Any insufficiency of such account to pay such taxes, assessments, insurance or rents when due shall be paid by Mortgagor on demand or as otherwise required under the Loan Documents.

2.5.3 **Official Statement; Receipt; Advances as Indebtedness; Credits.** If an escrow is now or hereafter established hereunder, Mortgagor shall furnish to Mortgagee, at least thirty (30) days before the date on which the same will become subject to any interest, delinquency charge, penalty, fine or cost, an official statement of the amount of any taxes, assessments, insurance premiums and rents next due, and shall, within fifteen (15) days thereafter, furnish to Mortgagee an official receipt showing payment of such charges, failing which, Mortgagee may pay such charges from the amount of the then unused credit therefor, and at its option, make advances therefor in excess of the then amount of credit for such charges. The excess amount advanced shall, at the option of Mortgagee, be immediately due and payable to Mortgagee and shall become part of the Indebtedness and bear interest at the maximum contract rate of interest permitted by law, from date of advancement. Mortgagee may apply credits held by it for the foregoing charges, or any part thereof, on account of any delinquent installments of principal or interest or any other payments maturing or due under this instrument, and the amount of credit existing at any time shall be reduced by the amount thereof paid or applied as herein provided. The amount of the existing credit hereunder at the time of any transfer of the Property, which is approved by Mortgagee, shall, without assignment thereof, inure to the benefit of the successor-owner of the Property and shall be applied under and subject to all of the provisions hereof. Upon payment in full of the Indebtedness, the amount of any unused credit shall be paid over to the person entitled to receive it.

2.6 [Intentionally Deleted]

2.7 **Insurance.**

2.7.1 **Types of Coverage; Loss Payee; Assignment; Application of Funds.** Mortgagor shall keep the Property insured for the benefit of Mortgagee against loss or damage by fire, lightning, windstorm, hail, flood, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke; and such other hazards, , insurance covering loss of rents, revenues, income, profits or proceeds from leases, franchises, concessions or licenses of or on any part of the Property, as Mortgagee may from time to time require; all in amounts approved by Mortgagee not exceeding one hundred percent (100%) of the full insurable value; all insurance herein provided for shall be in form and with companies approved by Mortgagee; and, regardless of the types or amounts of insurance required and approved by Mortgagee, Mortgagor shall assign and deliver to Mortgagee, as collateral and further security for the payment of the Indebtedness, all policies of insurance which insure against any loss or damage to the Property, with loss payable to Mortgagee, without contribution by Mortgagee, pursuant to New York Standard or other mortgagee clause satisfactory to Mortgagee. Mortgagor shall furnish to Mortgagee evidence of insurable value, upon request, at no cost to Mortgagee. Mortgagor shall give Mortgagee prompt notice of any loss covered by such insurance and Mortgagee shall have the right to join Mortgagor in adjusting any loss in excess of Ten Thousand U.S. Dollars ($10,000.00). The delivery of the insurance policies shall constitute an assignment, and Mortgagor hereby makes an assignment as further security, of all unearned premiums existing from time to time thereon.

2.7.2 **Insurance Proceeds.**

(a) Mortgagor shall give Mortgagee prompt written notice of any damage to, devaluation, injury or destruction of, any of the Property or any part thereof, or of any other casualty or loss at or affecting the Property, including the Premises or any of the personal property, and Mortgagee shall have the right to join Mortgagor in adjusting any insurance claim in respect of any such damage, destruction, casualty or loss in excess of $250,000. To the fullest extent permitted by applicable law, the proceeds of any insurance coming into the possession of Mortgagee in respect of any damage, destruction, casualty or loss shall not be deemed trust funds, and Mortgagee shall have the option, subject to the terms of subparagraph (b) and (c), below, , to apply any insurance proceeds it may receive pursuant hereto or otherwise to the payment of the Indebtedness, or to allow all or a portion of such proceeds to be used for the restoration of the Property. In the event any such insurance proceeds shall be used to reduce the Indebtedness, the same shall be applied by Mortgagee, after the deduction therefrom and repayment to Mortgagee of any and all reasonable costs incurred by Mortgagee in the recovery thereof (including reasonable attorneys' fees and disbursements), in any manner it shall designate, including but not limited to, the application of such proceeds to the then unpaid installments of the principal balance due under the Note in the inverse order of their maturity, such that the regular payments, if any, under the Note shall not be reduced or altered in any manner. Any prepayment of the Note from the proceeds of insurance shall be without prepayment premium.

(b) Notwithstanding the foregoing, if the Improvements have been damaged or destroyed, Mortgagee shall allow Mortgagor to use any such insurance proceeds for the restoration of the Improvements, provided that Mortgagee shall reasonably determine that the restoration of the Improvements can be completed prior to the Maturity Date (as defined in the Note) of the Note. .

(c) Unless the Indebtedness is paid in full to Mortgagee within ninety (90) days of the

date of any damage, destruction, loss or other casualty to the Improvements, and provided that casualty insurance proceeds are made available to Mortgagor, Mortgagor shall promptly commence and diligently continue to perform the repairs, restoration and rebuilding of the portion of the Improvements so damaged or destroyed (hereinafter the "Work") so as to restore the Improvements and Chattels in full compliance with all legal requirements and so that the Property shall be at least equal in value and general utility as they were prior to such damage or destruction, and if such damage or destruction, in the reasonable judgment of Mortgagee, shall exceed Two Hundred Fifty Thousand ($250,000) Dollars (hereinafter, collectively "Major Work"), Mortgagor shall, prior to the commencement of the Major Work, furnish to Mortgagee for its approval: (1) complete plans and specifications for the Major Work, with satisfactory evidence of the approval thereof (i) by all governmental authorities whose approval is required and (ii) by Mortgagee's inspector or an architect satisfactory to Mortgagee (hereinafter, the "Architect") and which shall be accompanied by the Architect's signed estimate, bearing the Architect's seal, of the entire cost of completing the Major Work; and (2) certified or photostatic copies of all permits and approvals required by law in connection with the commencement and conduct of the Major Work. Mortgagor shall not commence any of the Major Work until Mortgagor shall have complied with applicable requirements referred to in this subsection, and after commencing the Major Work, Mortgagor shall perform the Major Work diligently and in good faith in accordance with the plans and specifications referred to in this subsection, if applicable. If the insurance proceeds, less the cost, if any, to Mortgagee of such recovery and of paying out such proceeds (including reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor) should be paid towards restoration of the Improvements and Chattels or if such insurance proceeds are applied toward such restoration, then such insurance proceeds shall be applied by Mortgagee to the payment of the cost of the Work and shall be paid out from time to time to Mortgagor and/or, at Mortgagee's option, directly to the contractor, subcontractors, materialmen, laborers, engineers, architects and other persons rendering services or materials for the Work, as said Work progresses except as otherwise hereinafter provided, but subject to the following conditions, any of which Mortgagee may freely waive, at Mortgagee's sole discretion.

(d) If the Work to be done is Major Work, as determined by Mortgagee, the Architect shall be in charge of such Major Work. Each request for payment shall be made on five (5) days prior notice to Mortgagee and shall be accompanied by a certificate of the Mortgagees inspector or the Architect if one is required under subsection (c) above, otherwise by a certificate of an officer of Mortgagor, stating (A) that all of the Work completed has been done in compliance with the approved plans and specifications, if any be required under said subsection (c) above, and in accordance with all provisions of law; (B) the sum requested is justly required to reimburse Mortgagor for payments by Mortgagor to, or is justly due to, the contractor, subcontractor, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums, if any, previously paid out by Mortgagee does not exceed the value of the Work done to date of such certificate, and (C) that the amount of such proceeds and other deposits remaining in the hands of Mortgagee will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as Mortgagee may require an estimate of the cost of such completion);

Each request shall be accompanied by waivers of liens, on a trailing waivers basis, reasonably satisfactory to Mortgagee covering that part of the Work previously paid for, if any, and by a search prepared by the title company which insured the lien of the Mortgage or by other evidence satisfactory to Mortgagee, that there has not been filed with respect to the Premises or

any part thereof any mechanic's lien or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record and that there exist no encumbrances on or affecting the Premises or any part thereof or any part of the other Property, other than the Permitted Encumbrances, if any;

The request for any payment after the Work has been completed shall be accompanied by a copy of all certificates, permits, licenses, waivers and/or other documents required by law to render occupancy of the Premises legal; and

Upon completion of the Work and payment in full therefor, or upon failure on the part of Mortgagor to commence, as provided above, or diligently to continue the Work, or at any time upon request by Mortgagor, Mortgagee may apply the amount of any such proceeds then or thereafter in the hands of Mortgagee to the payment of the Indebtedness; provided, however, that nothing herein contained shall prevent Mortgagee from applying at any time the whole or any part of such proceeds to the curing of any default after expiration of applicable notice and cure periods under this Mortgage, the Note or any other Loan Documents.

2.7.3 **Public Liability Insurance.** Mortgagor shall at all times maintain public liability insurance insuring against all claims for personal or bodily injury, death or property damage occurring upon, in or about the Premises in amounts not less than Three Million U.S. Dollars ($3,000,000.00) single limit coverage. Such insurance coverage shall be in form and with companies approved by Mortgagee. Upon request, at no cost to Mortgagee, Mortgagor shall furnish to Mortgagee evidence that such insurance is in effect.

2.7.4 **Flood Insurance.** Insurance under the Federal Flood Insurance program shall be maintained at all times within the minimum requirements and amounts required under said program for federally financed or assisted loans under the Flood Disaster Protection Act of 1973, as amended, unless it is not applicable or is specifically waived in writing by Mortgagee.

2.7.6 **Renewal.** Not less than thirty (30) days prior to the expiration date of each policy of insurance required of Mortgagor pursuant to this section, and of each policy of insurance held as additional collateral to secure the repayment of the Indebtedness, Mortgagor shall deliver to Mortgagee a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment satisfactory to Mortgagee.

2.7.7 **Foreclosure; Successor in Interest.** In the event of a foreclosure of this Mortgage, the purchaser of the Property shall succeed to all the rights of Mortgagor, including any right to unearned premiums, in and to all policies of insurance assigned and delivered to Mortgagee, with respect to all property herein encumbered.

2.8 **Maintenance; Waste; Removal; Construction; Restrictions.** Mortgagor shall maintain the Property in good condition and repair, shall not commit or suffer any waste to the Premises, and shall comply with, or cause to be complied with, all statutes, ordinances and requirements of any governmental authority relating to the Premises or any part thereof. Mortgagor shall promptly repair, restore, replace or rebuild any part of the Premises now or hereafter encumbered by this Mortgage which may be affected by any proceeding of the character referred to in Section 1.12 herein or which may otherwise become damaged, destroyed, lost or unsuitable for use. In the event the Property, or any part thereof, is damaged or destroyed by fire or other casualty, Mortgagor shall immediately notify Mortgagee, in writing, of such

damage or destruction. Mortgagor shall not cause or permit anything to be done which would or could increase the risk of fire or other hazard to the Property, or any part thereof, or which would or could result in an increase in any insurance premiums payable with respect to the Property, or which would or could result in the cancellation of any insurance policy carried with respect to the Property. No part of the Property, including, but not limited to, any building, structure, water system, sewer system, parking lot, driveway, landscape scheme, timber or other ground improvement, equipment or other property, now or hereafter mortgaged, shall be removed, demolished or materially altered without the prior written consent of Mortgagee. No topsoil, sand, sod, loam, clay, gravel or any minerals, gas or oil shall be mined, stripped or removed from the Premises without the written consent of Mortgagee. However, this shall not prevent or restrict removal of any such material taken for excavations necessary to construct a basement, cellar or foundation footings for the erection of a building or buildings for which a building permit or permits has or have first been issued by the governmental authority having jurisdiction thereof and further provided such construction shall not result in flooding of neighboring properties; or for the construction of roadways constructed in accordance with plans approved by the governmental authorities having jurisdiction thereof; provided, nevertheless, that in the event the required removals become so extensive, as determined by Mortgagee, as to create profit by sale of the removed portion of the Property, said sums shall inure to the benefit of Mortgagee to be applied, as Mortgagee so directs, to the reduction of the Indebtedness. Mortgagor shall complete, within a reasonable time, and pay for any building, structure or other improvement at any time in the process of construction on the Premises.

2.9 **Inspection.** Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the Premises at all reasonable times and access thereto shall be permitted for that purpose.

2.10 **Mortgagor as Lessor.** Mortgagor shall faithfully perform the covenants of Mortgagor as lessor under any present and future Leases, affecting all or any portion of the Premises, and neither do nor neglect to do, nor permit to be done, anything which may cause the termination of said Leases, or any of them, or which may diminish or impair their value, or the rents provided for therein, or the interest of Mortgagor or Mortgagee therein or thereunder. Mortgagor agrees:

2.10.1 that said Leases shall remain in full force and effect irrespective of any merger of the interest of the lessor and lessee thereunder; and

2.10.2 that Mortgagor shall perform all of Mortgagor's covenants and agreements as lessor under said leases and not to suffer or permit to occur any release of liability of the lessees, or any rights of the lessees to withhold payment of rent; and to give prompt notices to Mortgagee of any notice of default on the part of Mortgagor with respect to said leases received from the lessees thereunder; and to furnish Mortgagee with complete copies of said notices; and

2.10.3 that Mortgagor shall otherwise perform all its obligations under the Assignment of Rents and Leases contained in this Mortgage.

All forms of lease, rental or use agreements (and amendments thereto) for the Premises, or any part thereof, shall be submitted to Mortgagee for approval for lending purposes prior to becoming binding upon Mortgagor, unless this requirement is waived in writing by Mortgagee.

2.11 **Correction; Modifications And Extensions; Duty To Provide Estoppel Letter Pursuant To Assignment By Mortgagee.** Mortgagor shall execute and deliver (at Mortgagees expense) to Mortgagee and to any subsequent holder from time to time, upon demand, any further instrument or instruments, including, but not limited to, mortgages, security agreements, financing statements, assignments and renewal and substitution notes, so as to reaffirm, to correct and to perfect the evidence of

the obligation hereby secured and the legal security title of Mortgagee to all or any part of the Property intended to be hereby mortgaged, whether now mortgaged, later substituted for, or acquired subsequent to the date of this Mortgage and extensions or modifications thereof. Mortgagor, upon request, made in writing, shall certify in writing, duly acknowledged, to Mortgagee or to any proposed assignee of this Mortgage, the amount of principal and interest then owing on the Indebtedness and whether or not any offsets or defenses exist against the Indebtedness, , or within ten (10) business days after the receipt of such request.

2.12 **Condemnation; Eminent Domain; Awards After Foreclosure.**

2.12.1 **The Taking.** Notwithstanding any taking of any or all of the Property agreed to be mortgaged, by eminent domain, alteration of the grade of any street or other injury to, or decrease in value of, the Property by any public or quasi-public authority or corporation, Mortgagor shall continue to pay principal and interest on the Indebtedness, and any reduction in the Indebtedness resulting from the application by Mortgagee of any award or payment for such taking, alterations, injury or decrease in value of the Property, as hereinafter set forth, shall be deemed to take effect only on the date of such receipt. If, prior to the receipt by Mortgagee of such award or payment, the Property shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive such award or payment to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and of the reasonable legal fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment. Mortgagor, immediately upon obtaining knowledge of the initiation, or the proposed, contemplated or threatened initiation, of any proceedings for the taking of the Property, or any part thereof, by condemnation or eminent domain, will notify Mortgagee of the pendency of such proceedings. Mortgagee shall have the right to intervene and participate in any proceedings for and in connection with any taking referred to herein and Mortgagor from time to time shall deliver to Mortgagee all instruments requested by Mortgagee to permit such participation; provided, however, that if such intervention shall not be permissible or permitted by the court having jurisdiction thereof, Mortgagor shall, at its expense, consult with Mortgagee, its attorneys and experts and make all reasonable efforts to cooperate with them in any defense of such proceedings. Mortgagor shall not enter into any agreement for the taking of the Property or any part thereof with any person or persons authorized to acquire the same by condemnation or eminent domain, unless Mortgagee shall have consented thereto in writing.

2.12.2 **Damages or Award.** Notwithstanding any provision herein to the contrary, in the event of any damage or taking as therein described by eminent domain of any part or all of the mortgaged Property, it is hereby understood, covenanted and agreed that all proceeds payable with respect thereto in excess of $250,000.00, are hereby assigned to Mortgagee and shall be payable to Mortgagee. All such proceeds may be retained by Mortgagee and applied to the Indebtedness in such order as Mortgagee determines or, provided that there is no then uncured Event of Default, Mortgagor agrees to permit the proceeds to be used for restoration in accordance with the terms set forth in Section 2.7.2, above. . Neither the availability of any such proceeds, nor their receipt or application by Mortgagee, will operate as a waiver of any default under this Mortgage, unless Mortgagee elects otherwise in writing.

2.14 **Additional Collateral.** Mortgagor hereby collaterally assigns to Mortgagee the following items, to the extent such is legally permitted, (collectively, the "**Additional Collateral**"): (i) all licenses, permits, approvals, certificates and agreements with or from all boards, agencies and departments, governmental or otherwise (collectively, the "**Governmental Authorities**"), relating

directly or indirectly to the ownership, use, operation and maintenance of the Property, or the construction of improvements on the Premises, whether heretofore or hereafter issued or executed by such Governmental Authorities (collectively, the "**Licenses**"); (ii) all contracts, subcontracts, agreements, service agreements, warranties and purchase orders which have heretofore been or will hereafter be executed by or on behalf of Mortgagor, or which have been assigned to Mortgagor, in connection with the use, operation and maintenance of the Premises, or the construction of the improvements on the Premises (collectively, the "**Contracts,**" and the parties with whom or to whom such Contracts have been or are given are hereinafter collectively referred to as the "**Contractors**"); and (iii) the Leases (including all leases, contracts and reservation agreements or reservation deposits which have heretofore been or will hereafter be executed, entered into or received by or on behalf of Mortgagor in connection with the lease or transitory rental of any portion of the Premises.) Mortgagor hereby assigns, transfers and sets over unto Mortgagee all of Mortgagor's right, title and interest in and to the Additional Collateral and all of the rights and benefits therefrom as security for the payment of the Indebtedness to include, without limitation, any and all future indebtedness of Mortgagor to Mortgagee secured by this Mortgage and any and all future advances of funds made pursuant hereto. Until the occurrence of an Event of Default hereunder and/or under agreement(s) that evidence any future advances of funds by Mortgagee ("**Future Advance Agreements**"), Mortgagor may retain, use and enjoy the benefits of the Additional Collateral. After the occurrence of an Event of Default, Mortgagee may enforce this assignment. The affidavit or written statement of an officer, agent or attorney of Mortgagee stating that there has been an Event of Default shall constitute conclusive evidence thereof, and any of the Governmental Authorities, Contractors or Tenants or any other person is authorized and directed to rely thereon. Mortgagor agrees to faithfully observe and perform all of the obligations and agreements imposed upon Mortgagor under the terms of the documents evidencing the Additional Collateral. Mortgagee shall not be deemed in any manner to have assumed any of the obligations of Mortgagor under the terms of the documents evidencing the Additional Collateral, nor shall Mortgagee be liable to Tenants, Governmental Authorities or Contractors by reason of any default by any party under the Leases, Licenses or Contracts. Mortgagor agrees to indemnify and hold Mortgagee harmless from and against any and all liability, loss or damage which Mortgagee may incur or which may be asserted against Mortgagee by reason of any claims or demands against it, based on its alleged assumption of Mortgagor's duties and obligations to perform and discharge the terms, covenants and agreements in the Leases, Licenses and Contracts. After the occurrence of an Event of Default, Mortgagee may elect to exercise any and all of Mortgagor's rights and remedies under the terms of the documents evidencing the Additional Collateral without any interference or objection from Mortgagor, and Mortgagor shall cooperate in causing the Contractors and Tenants to comply with all the terms and conditions of the Contracts and Leases. To the extent permitted by law and the terms of the documents evidencing the Additional Collateral, Mortgagee may, with or without entry upon the Premises, at its option, take over and enjoy the benefits of the Licenses, exercise Mortgagor's rights under the terms of the documents evidencing the Additional Collateral, and perform all acts in the same manner and to the same extent as Mortgagor may do. In connection with the foregoing powers, and without limiting the same, Mortgagee may effect new Leases, Contracts and Licenses, cancel or surrender existing Leases, Contracts or Licenses, alter or amend the terms of and renew existing Leases, Contracts and Licenses, and make concessions to Tenants, Governmental Authorities and Contractors. Mortgagor hereby releases any and all claims which it has or may have against Mortgagee arising out of such performance by Mortgagee. All of the foregoing powers herein granted to Mortgagee shall be liberally construed. Mortgagee need not expend its own funds in the exercise of such powers, but if it does, such amounts shall be considered as advances for and on behalf of Mortgagor secured by this Mortgage and also evidenced and secured by the Note and the other Loan Documents given in connection herewith and also secured by any and all future advance agreement(s) made pursuant to this Mortgage and any and all promissory note(s) executed and delivered in connection therewith. Any amounts so advanced shall bear interest at the then highest current rate prescribed in any Note executed and delivered in connection with any future advance agreement made pursuant hereto. Mortgagor shall, upon request of Mortgagee, furnish Mortgagee a complete list of all Leases, Contracts and Licenses. Further, if requested, after the

occurrence of an Event of Default, Mortgagor shall deliver to Mortgagee executed or certified copies of all Leases, Contracts, Licenses, setting forth the contractual and other arrangements between them. Nothing herein contained shall be construed as making Mortgagee a mortgagee in possession, or as constituting a waiver or suspension by Mortgagee of its rights to enforce payment of the sums due Mortgagee under the terms hereof, the debts and the repayment of which are secured by this Mortgage, the Note, or its rights under the terms of the other Loan Documents. Mortgagee is not an agent, partner or joint venturer of Mortgagor or of any of the Tenants, Contractors or Governmental Authorities.

2.15 Mortgagor, in accordance with commercially reasonable standards, shall keep and maintain all items of the Property, including the equipment and other similar types of personal property in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall, at all times, be maintained and preserved, ordinary wear and tear excepted, subject to the terms of this Mortgage.

ARTICLE 3
EVENTS OF DEFAULT AND REMEDIES

3.1 **Events of Default**. Except as expressly provided below, Mortgagor is hereby granted a fifteen (15) day grace period as to any monetary default described in this Paragraph 3.1 (which shall not be in addition to any grace period set forth in the Note), and is granted a thirty (30) day grace period following written notice thereof, of any non-monetary default, time being of the strictest essence with respect to such grace periods. The occurrence of any one of the following events, which shall not be cured within the applicable grace period described herein, shall constitute an "**Event of Default**":

3.1.1 Mortgagor fails to pay the Indebtedness, or any part thereof, as set forth in the Note; or

3.1.2 Mortgagor fails to pay the periodic deposits for taxes, insurance and other charges, as provided herein, when the same shall become due and payable; or

3.1.3 Any warranty of Mortgagor in this Mortgage or any other Loan Document proves untrue or misleading in any material respect; or

3.1.4 The Property is subject to actual or threatened waste, or any part thereof is removed, demolished or materially altered so that the value thereof is diminished, except as provided for herein; or

3.1.5 Any federal or state tax lien or claim of lien for labor or material is filed of record against Mortgagor or the Premises; or

3.1.6 Any claim of priority superior to that of the lien of this Mortgage by title, lien or otherwise is asserted in any legal, administrative or equitable proceeding; or

3.1.7 Mortgagor makes any assignment for the benefit of creditors, or any preferential payment or fraudulent transfer pursuant to applicable state law, the U.S. Bankruptcy Code, or other applicable law, or a receiver, liquidator or trustee of Mortgagor or of any of Mortgagor's

property is appointed, or any petition for the bankruptcy, reorganization or arrangement Mortgagor, pursuant to the U.S. Bankruptcy Code or similar statute, whether voluntary or involuntary, is filed, or Mortgagor is adjudicated bankrupt or insolvent, or Mortgagor is liquidated or dissolved or its charter expires or is revoked, or (if a partnership or business association) is dissolved or partitioned, or (if a trust) is terminated or expires; or

3.1.8 Mortgagor fails to keep, observe, perform, carry out and execute in every particular manner, the covenants, agreements, obligations and conditions set out in this Mortgage, the Note, or any other Loan Document,; or

3.1.9 [intentionally deleted]; or

3.1.10 Mortgagor defaults in the performance of its obligations under any other loan from Mortgagee to Mortgagor; or

3.1.11 Any additional financing secured in any way by the Property, or any part thereof, or any interest therein, is obtained by Mortgagor without the prior written consent of Mortgagee,; or

3.1.12 Mortgagor encumbers, sells or otherwise disposes of the Premises, or any part thereof, or any interest therein, without the prior written consent of Mortgagee. However, Mortgagor shall have the right to transfer its membership interest in and to the borrowing entity; or

3.1.13 Mortgagor fails to comply with any state or federal securities or regulatory requirement, if applicable, to the construction, conversion, use or sale of the Property, including but not limited to, any intrastate or interstate land sales disclosure requirements; or

3.1.15 Failure of Mortgagor to give written notice to Mortgagee on or before the thirtieth (30th) after the filing of any condemnation proceeding affecting all or any portion of the Premises; or the execution of any agreements, settlements or instruments in connection with such proceeding without the prior written consent of Mortgagee; or

3.1.16 Mortgagor files a notice of limitation of future advances under this Mortgage as provided in Section 697.04(1)(b), FLA. STAT., without the prior written consent of Mortgagee; or

3.2 [Intentionally Deleted].

3.3 **Due On Sale**. If all or any part of the Property or any interest therein is sold or transferred, encumbered or mortgaged by Mortgagor without Mortgagee's prior written consent, Mortgagee may, at its option, declare all the sums secured by this Mortgage to be immediately due and payable. A "sale or transfer" shall be defined to include, without limitation: conveyance by deed; lease of the Premises in excess of three years, excluding tenant leases in the ordinary course of business of Mortgagor; a lease-option agreement in which the option period exceeds one year; contract or agreement for deed. .

Mortgagee shall have waived such option to accelerate if, prior to the sale or transfer, Mortgagee and the person or entity to whom the Property is to be sold or transferred reach agreement in writing that the credit of such person is satisfactory to Mortgagee and that the interest payable on the sums secured by this Mortgage shall be at such rate, and the assumption fee, if any, shall be in the amount, as Mortgagee shall request. If Mortgagee has waived the option to accelerate provided in this paragraph and if Mortgagor's successor in interest has executed a written assumption agreement accepted in writing by Mortgagee, Mortgagee shall release Mortgagor from all obligations under this Mortgage and the other Loan Documents. Without limiting the effect of the foregoing, this provision shall be construed, to the extent necessary to comply with statutory or case law of the applicable state, as an escalation clause authorizing Mortgagee, in the event of any sale or transfer as defined herein, to increase the interest on the Note to a rate not to exceed Mortgagee's then-prevailing rate for similar loans.

3.4 [Intentionally Deleted]

3.5 **Options of Mortgagee Upon Event of Default**. Upon the occurrence of any Event of Default which is not cured within the applicable grace period, Mortgagee may immediately do any one or more of the following:

3.5.1 Enter upon the Premises and take possession of the Property without the appointment of a receiver, or an application therefor, employ a managing agent of the Property and let the same, either in its own name, or in the name of Mortgagor, receive or collect the rents, incomes, issues and profits of the Property and apply the same, after payment of all necessary charges and expenses, on account of the Indebtedness, but only with the consent of Mortgagor, which consent shall be conclusively presumed from Mortgagor's abandonment of the Premises, and any such abandonment or consent shall constitute an assignment to Mortgagee of Mortgagor's interests in any and all leases now or hereafter affecting the whole or any part of the Premises;

3.5.2 Pay any sums in any form or manner deemed expedient by Mortgagee to protect the security of this Mortgage or to cure any Event of Default other than the payment of interest or principal on the Indebtedness; make any payment hereby authorized to be made according to any bill, statement or estimate furnished or procured from the appropriate public officer or the party claiming payment without inquiry into the accuracy or validity thereof, and the receipt of any such bill, statement or estimate from such public officer or party in the hands of Mortgagee shall be conclusive evidence of the validity and amount of items so paid, in which event the amounts so paid, with interest thereon from the date of such payment at the Default Rate set forth in the Note, shall be added to and become a part of the Indebtedness and be immediately due and payable to Mortgagee; and Mortgagee shall be subrogated to any encumbrance, lien, claim or demand, and to all the rights and securities for the payment thereof, paid or discharged with the principal sum secured hereby or by Mortgagee under the provisions hereof, and any such subrogation rights shall be additional and cumulative security to this Mortgage;

3.5.3 Declare the Indebtedness, including without limitation all outstanding principal and accrued interest, as well as all payments for taxes, assessments, insurance premiums, liens, costs, expenses and attorneys' fees herein specified, without notice to Mortgagor (such notice being hereby expressly waived), to be immediately due and payable in full;

3.5.4 Pursue any and all remedies available under the Uniform Commercial Code, as adopted by the state in which the Property is located or available under other applicable state law; it being hereby agreed that fifteen (15) days' notice as to the time, date and place of any proposed

sale authorized under the terms of said Uniform Commercial Code, shall be commercially reasonable;

3.5.5 Surrender any or all of the insurance policies maintained pursuant hereto, and receive and apply the unearned premiums as a credit against the Indebtedness, and, in connection therewith, Mortgagor hereby appoints Mortgagee as the agent and attorney-in-fact for Mortgagor to collect such premiums;

3.5.6 Intervene, without the consent of Mortgagor, in any pending lawsuit or other proceedings affecting the Property as a proper party having an interest in the outcome of such lawsuit or proceedings;

3.5.7 In the event that Mortgagee has elected to accelerate the maturity of the Indebtedness and has declared the Indebtedness to be immediately due and payable in full pursuant to Paragraph 3.5.3, or under any other provision of this Mortgage or the other Loan Documents which gives Mortgagee the right to accelerate the maturity date of the Indebtedness or any part thereof, then Mortgagee shall have the right to pursue all of Mortgagee's rights and remedies for the collection of the Indebtedness, whether such rights and remedies are granted by this Mortgage, any other agreement or Loan Document, at law, in equity or otherwise, to include, without limitation, the institution of foreclosure proceedings against the Property under the terms of this Mortgage and applicable state or federal law. Any judgment rendered in any action to enforce this Mortgage or any of the other Loan Documents shall bear interest at the Default Rate, as set forth in the Note, and not the statutory rate for judgments, from the date rendered until the judgment is paid in full.

3.6 **Appointment of Receiver.**

3.6.1 **Appointment**. If at any time after the occurrence of an Event of Default, in the discretion of Mortgagee, a receivership may be necessary to protect the Property or the security of the Mortgage, whether before or after maturity of the Indebtedness, or at the time of or after the initiation of suit to collect the Indebtedness or to enforce this Mortgage or any of the other Loan Documents, Mortgagee shall, as a matter of strict right and regardless of the value of the security for the amounts due hereunder or secured hereby or of the solvency of any party bound for the payment of such indebtedness, have the right to the appointment, on *ex parte* application and without notice to Mortgagor, by any court having jurisdiction, of a receiver to take charge of, manage, preserve, protect and operate the Property and any business or businesses located on the Premises, to collect the rents, issues, profits and income thereof, to make all necessary and needed repairs, to complete the construction of any Improvements which have been undertaken but not completed, and to pay all taxes and assessments against the Property and insurance premiums for insurance thereon and after the payment of the expenses of the receivership, including reasonable attorneys' fees to Mortgagee's attorney, and after compensation for management of the Property, to apply the net proceeds in reduction of the Indebtedness or in such manner as the court shall direct. All such expenses shall be secured by the lien of this Mortgage until paid.

3.6.2 **Entry and possession**. The receiver or its agents shall be entitled to enter upon the Premises and take possession of any and all of the Property, together with any and all businesses conducted and all business assets used therewith or thereon, or any part or parts thereof, and operate and conduct the business or businesses, or change marketing or management companies, or change any vendor of materials, or change any person or entity providing services, or complete construction of improvements, perform all duties of the Board of Directors and

Officers, General Partner or Manager, as the case may be, including, but not limited to increasing rents of the Tenants, and enforcing lease provisions for non-payment of rent, to the same extent and in the same manner as Mortgagor might lawfully do. The receiver, personally or through its agents or attorneys, may exclude Mortgagor and its subsidiaries, affiliates, agents, servants and employees wholly from the Premises, and have, hold, use, operate, manage and control the Property and each and every part thereof, and in the name of Mortgagor, its subsidiaries, affiliates, or agents, exercise all of their rights and powers and use all of the then existing items of security and collateral, materials, current supplies, stores and assets and, at the expense of the Property, maintain, restore, complete construction, insure and keep insured the properties, equipment, and apparatus provided or required for use in connection with such business or businesses, and make all such necessary and proper repairs, renewals and replacements and all such useful alterations, additions, betterments and improvements as receiver may deem judicious.

3.6.3 **Duration**. Such receivership shall, at the option of Mortgagee, continue until full payment of all sums hereby secured, or until title to the Property shall have passed by foreclosure sale under this Mortgage.

3.7 **Mortgagee's Rights to Sue**. Mortgagee shall have the right, from time to time, after the expiration of applicable notice and cure periods, to sue for any sums, whether interest, principal or any installment of either or both, taxes, penalties, or any other sums required to be paid under the terms of this Mortgage, as the same become due, without regard to whether or not all or any of the Indebtedness shall be due on demand, and without prejudice to the right of Mortgagee, thereafter to enforce any appropriate remedy against Mortgagor, including an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced. After an Event or Default, whether or not Mortgagee elects to institute a foreclosure proceeding, Mortgagor shall be obligated to reimburse Mortgagee for Mortgagee's out-of-pocket expenses incurred in connection with obtaining analyses or opinions from consultants or other third parties regarding the Property, including by way of example but not limitation, title searches, appraisals, environmental audits and remediation and construction inspections. Any payments to or on account of Mortgagor for insurance or eminent domain proceeds pursuant hereto shall not affect the lien of this Mortgage for repayment of the full amount secured hereby before such payment.

3.8 **Mortgagee's Rights Separate, Distinct and Cumulative; Election of Remedies**. The rights of Mortgagee and its successors and assigns which are granted and arise under the clauses and covenants contained in this Mortgage or any other Loan Document, shall be separate, distinct and cumulative of other powers and rights herein granted and all other rights which Mortgagee may have in law or equity or by agreement, and none of them shall be in exclusion of the others; and all of them are cumulative to the remedies for collection of the Indebtedness, enforcement of rights under mortgages and preservation of security as provided at law. No act of Mortgagee or its successors or assigns shall be construed as an election to proceed under any one provision to the exclusion of any other provision, or an election of remedies to the bar of any other remedy allowed at law or in equity, or by agreement, anything herein or otherwise to the contrary notwithstanding.

3.8.1 **Deficiency**. To the extent permitted by law, but subject to the limitations set forth in any Guaranty executed by any Guarantor in favor of Mortgagee, Mortgagor agrees that Mortgagee shall be entitled to seek a deficiency judgment from Mortgagor, on the Note equal to the difference between the amount owing on the Note and the amount for which the Property was sold pursuant to a foreclosure sale;

Mortgagor further recognizes and agrees that this waiver will create an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for

purposes of calculating deficiencies owed by Mortgagor, other Mortgagors on the Note, and others against whom recovery of a deficiency is sought, subject, however, to the terms of any non-recourse provisions of this Mortgage.

Alternatively, in the event this waiver is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact's determination of the fair market value of the Property as of the date of the foreclosure sale:

3.8.1.1 The Property shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after the foreclosure sale;

3.8.1.2 The valuation shall be based upon an assumption that the foreclosure purchaser desires a prompt resale of the Property for immediate cash payment (but no later than twelve (12) months) after the foreclosure sale;

3.8.1.3 All reasonable closing costs customarily borne by the seller in a commercial real estate transaction shall be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorneys' fees, and marketing costs;

3.8.1.4 The fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in 3.7.1.3 above) and other maintenance expenses; and

3.8.1.5 Any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five (5) years experience in appraising property similar to the Property; and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

ARTICLE 4
MISCELLANEOUS

4.1 **Prior Liens**. Mortgagor shall keep the Property free from all prior liens and, upon demand of Mortgagee, pay and procure release of any lien which in any way may impair the security of this Mortgage.

4.2 **Notice, Demand and Request**. Any notice, request, demand, consent, approval or other communication provided or permitted hereunder shall be in writing and be sent by United States first class mail or registered mail return receipt requested, postage prepaid, or by prepaid guaranteed overnight courier, or by facsimile transmission with a copy sent by United States mail or overnight courier as herein provided, and in any case addressed to the party for whom it is intended at the following addresses:

IF TO MORTGAGOR: PANACHE DISTILLERY, LLC
40 W. 23rd St., 2nd Floor
New York, NY 10010

IF TO MORTGAGEE: DOUGLAS JOINT VENTURE, V3 JOINT VENTURE, LLC and EMPIRE JOINT VENTURE,
3021 Countryside Boulevard, Apartment 34-A
Clearwater, FL 33761.

With a copy to: Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, P.A.
101 East Kennedy Boulevard, Suite 2700
Tampa, Florida 33602
Attn: Lara Fernandez, Esq.

provided, however, that any party may change its address for purposes of receipt of any such communication by giving at least ten (10) days' written notice of such change to the other parties in the manner above prescribed. Any notice given in accordance with the above provisions shall be deemed received and effective on the date of delivery by prepaid guaranteed overnight delivery service or courier, the date of telecopy transmission (provided a hard copy is placed in the United States Mail, postage prepaid, on the same date), or the third business day after the date on which it is placed in the United States Mail, postage prepaid.

4.3 **Modification or Waiver**. Any indulgence or departure at any time by Mortgagee, its successors or assigns from any of the provisions hereof, or of any obligation hereby secured, shall not modify the same or relate to the future or waive future compliance therewith by Mortgagor. No act of omission or commission of Mortgagee, including, without limitation, any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver, release or modification of the same, such waiver, release or modification to be effected only through a written document executed by Mortgagee and then only to the extent specifically recited therein.

4.4 **Mortgagor's Duty to Defend**. Mortgagor shall defend, at its own cost and expense, and indemnify and hold Mortgagee harmless from any action, proceeding or claim affecting the Property, the Indebtedness, or any Loan Document. Costs and expenses shall include all reasonable attorneys' fees. If Mortgagor neglects or refuses to act pursuant to this paragraph, Mortgagee, at its option (whether electing to declare the entire Indebtedness due and collectible or not, or to pursue other remedies for an Event of Default) may pay for all reasonable attorneys' fees, costs and expenses incurred in any such action. All such payments, bearing interest thereon from the time of payment at the maximum contract rate of

interest permitted by law, shall be deemed a part of the Indebtedness and shall be immediately due and payable by Mortgagor to Mortgagee.

4.5 **Mortgagee's Rights at Any Time, With or Without Consent**. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for payment of the Indebtedness or for performance of any obligation contained herein, and without affecting the rights of Mortgagee with respect to any Property not expressly released in writing, Mortgagee may, at any time and from time to time, either before or after the maturity of the Indebtedness, and without notice or consent:

4.5.1 release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation;

4.5.2 make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien hereof;

4.5.3 exercise or refrain from exercising or waiving any right Mortgagee may have;

4.5.4 accept additional security of any kind; and

4.5.5 release, or otherwise deal with any property, real or personal, securing the repayment of the Indebtedness, including all or any part of the Property.

4.6 **Mortgagee's Subrogation Rights**. To the extent of the Indebtedness of Mortgagor to Mortgagee, Mortgagee is hereby subrogated to the lien or liens and to the rights of the owners and holders thereof of each and every mortgage, lien or other encumbrance now or hereafter on the Property, which is paid and/or satisfied in whole or in part out of the proceeds of the loan described herein or secured hereby, and the respective liens of said mortgages, liens or other encumbrances, shall be and the same and each of them hereby is preserved and shall pass to and be held by Mortgagee herein as security for the repayment of the Indebtedness to Mortgagee, to the same extent that it would have been preserved and would have been passed to and been held by Mortgagee by separate deed of assignment, notwithstanding the fact that the same may be satisfied and canceled of record, it being the intention of the parties hereto that the same will be satisfied and canceled of record by the holders thereof at or about the time of the recording of this Mortgage.

4.7 **Agreements Stipulating Amount Disbursed.** Mortgagor agrees that, if and as requested by Mortgagee, it will enter into and record in the Public Records of the county where the Premises is located, agreements stipulating the amount which has been disbursed to Mortgagor by Mortgagee, that the sum so disbursed is evidenced by the Note, and the date to which interest under the Note has been paid.

4.8 **Compliance With Law**. Mortgagor represents, warrants and covenants that it has complied, and shall hereafter comply, with all valid laws, rules, ordinances and regulations of the federal, state and local government, and all agencies and subdivisions thereof, which laws, rules, ordinances and regulations apply or relate to the Property, the development, construction and operation of the Improvements existing or contemplated thereon or as a part thereof, and the sale or other disposition of the Property, or parts thereof, or the Improvements now or hereafter located on the Premises or a part thereof, including but not limited to all such laws, rules, ordinances, and regulations regarding land use, zoning, building, subdivision, environment, Occupational Safety and Health Administration, pollution and sales practices.

Mortgagor has no knowledge after due investigation of the Premises of the existence of any condition or situation on the Premises (including, without limitation, any condition or situation on the Premises as a result of any construction, alteration, or improvement to the Premises) which constitutes a violation of any applicable provisions of the Americans With Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws or ordinances related to handicapped access, or any statute, rule, regulation, ordinance, order of governmental bodies and regulatory agencies, or order or decree of any court adopted or enacted with respect thereto, now in existence or hereinafter enacted, adopted, or applicable (collectively, the "**Access Laws**").

Nothing herein shall be construed as placing an obligation on Mortgagee to take any action to verify the truth or accuracy of any statement herein, nor shall any investigation by Mortgagee be construed to relieve Mortgagor from any liabilities hereunder.

Mortgagor agrees to notify Mortgagee immediately if Mortgagor becomes aware of: (a) any condition or situation on the Premises which would constitute a violation of any provision of any applicable Access Laws (whether now existing or hereinafter enacted); or (b) any threatened or actual lien, action, or notice of the Premises not being in compliance with any applicable Access Laws (whether now existing or hereinafter enacted). Mortgagor shall inform Mortgagee of the nature of any such condition, situation, lien, action, or notice and of the action Mortgagor proposes to take in response thereto. At its own cost, Mortgagor will take all actions which are necessary to bring the Premises into compliance with all applicable Access Laws (whether now existing or hereinafter enacted), and shall at all times operate the Property or cause the Premises to be operated and all Improvements to be constructed and/or altered in full compliance with all requirements of the Access Laws.

All information previously provided by Mortgagor to Mortgagee regarding compliance of the Premises with the Access Laws is accurate and complete to the best of Mortgagor's knowledge and belief.

Mortgagor agrees to indemnify and hold Mortgagee harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings and costs and expenses (including attorneys' fees), arising directly or indirectly from or out of, or in any way connected with: (a) the inaccuracy of the certifications contained herein; (b) any activities on the Premises during Mortgagor's ownership, possession, or control of the Premises which directly or indirectly result in the Premises violating any applicable Access Laws; and (c) the discovery of any condition or situation on the Premises which constitutes a violation of or noncompliance with any applicable Access Laws. Mortgagor acknowledges that it will be solely responsible for all costs and expenses relating to or incurred in connection with bringing the Premises into compliance with all applicable Access Laws, whether or not Mortgagor is in possession of the Premises.

4.9 **Definitions**. The following words, whenever used in this Mortgage, shall have the following defined meanings:

4.9.1 "**Mortgagor**" and "**Mortgagee**" shall include all individuals, corporations (and if a corporation, its officers, employees or agents), trusts and any and all other persons or entities, and the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and all those holding under any of them. The pronouns used herein shall include, when appropriate, either gender, and both singular and plural.

4.9.2 "**Note**" may include one or more notes, including that certain promissory note of the same date as this Mortgage, and any additional promissory notes hereafter given by Mortgagor to Mortgagee.

4.9.3 **"Loan Documents"** shall mean any document or instrument submitted by or for Mortgagor in connection with this Mortgage, including, but not limited to: the Note, this Mortgage, including the Assignment of Rents and Leases, any Security Agreements, the Financing Statements, the Mortgagor's Affidavit, the title insurance commitment or policy, survey, and any other assignment or agreement delivered to Lender and intended as collateral for or as security for the repayment of the Loan.

4.9.4 **"Tenants"** shall mean the lessees of the Property under written or oral leases of all or any portion of the Premises.

4.10 **Severability**. If any provision of this Mortgage or any other Loan Document or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained, nor the application of the provision to other persons, entities or circumstances, nor any other instrument referred to hereinabove shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

4.11 **Governing Law**. This Mortgage executed and delivered in Pinellas County and its terms and provisions are to be governed by, the laws of Florida, and the United States, where applicable. No sum charged or collected as interest, or in the nature of interest with respect to any sum the repayment of which is secured by the lien of this Mortgage, shall exceed the maximum rate allowed to be contracted for by applicable law, as changed from time to time (the **"Maximum Rate"**). Any payment of interest or in the nature of interest in excess of the Maximum Rate, shall be applied or disbursed as provided in the Note in regard to such amounts which are paid by Mortgagor or received by Mortgagee.

4.12 **Jury Trial Waiver.** **MORTGAGEE AND MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS MORTGAGE AND ANY OTHER LOAN DOCUMENT, INSTRUMENT OR AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO ACCEPT THIS MORTGAGE AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS.**

4.13 **Descriptive Headings**. The descriptive headings used in this Mortgage are for convenience in reference only and they are not intended to have any effect whatsoever in determining the rights or obligations of Mortgagor or Mortgagee.

4.14 **Construction**. Neither this Mortgage nor any other Loan Document, shall be construed more strongly against any party regardless of who was more responsible for its preparation.

4.15 **Attorneys' Fees**. As used in this Mortgage and all Loan Documents, the term "attorneys' fees" shall include, but not be limited to, fees incurred in all matters of collection and enforcement, construction and interpretation, before, during and after suit, trial, proceedings and appeals, as well as appearances in and connected with any administrative proceedings or bankruptcy proceedings, or creditors' reorganization or arrangement proceedings.

4.16 **Time of Essence. Mortgagor agrees that where, by the terms of this Mortgage or any other Loan Document, a day is named or a time fixed for the payment of any sum of money or**

the performance of any agreement, the time stated enters into the consideration and is of the essence of the whole contract.

4.17 **Further Assurances**. At any time, and from time to time, upon request by Mortgagee, Mortgagor will make, execute and deliver or cause to be made, executed and delivered to Mortgagee, any and all further instruments, certificates and other documents including, without limitation, UCC Financing Statements, as may, in the opinion of Mortgagee, be necessary or desirable in order to effectuate, complete or perfect or to continue and preserve the obligation of Mortgagor under the Note and the lien of this Mortgage. Upon any failure by Mortgagor to do so, Mortgagee may make, execute and record any and all such instruments, certificates and documents for and in the name of Mortgagor and, to the fullest extent permitted by applicable law, Mortgagor hereby irrevocably appoints Mortgagee as its agent and attorney-in-fact to do so.

4.18 **Relationship of Parties**. Nothing herein shall be deemed to create the relationship of partners or joint venturers between Mortgagor and Mortgagee, and Mortgagor agrees to hold Mortgagee harmless from any damage and expense resulting from such a construction of the relationship of the parties or any assertion thereof.

4.19 **Disclosure of Information**. Mortgagor acknowledges and agrees that Mortgagee may assign all or a part of its interests under the Loan Documents to one or more third parties. Mortgagor acknowledges that all information relating to the Loan Documents, the Property, Mortgagor, any guarantor, or holders of equity interests in Mortgagor, within the possession of or later acquired by Mortgagee or its agents, may be disclosed to prospective or actual purchasers, participants, and their respective agents, and further, in connection with a potential or actual securitization of the Note, to underwriters, rating agencies, other loan servicers, and persons or entities acting as trustee of any trusts, investment conduits, or other entities to which the Note may be assigned. Mortgagor hereby consents to such disclosures.

(SIGNATURES AND NOTARY PUBLIC ON NEXT PAGE FOLLOWING)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WITNESSES:

Print Name: MARY H. QUINLAN

Print Name: Patricia D. Graffy

PANACHE DISTILLERY, LLC,
a Florida limited liability company

By: PANACHE BEVERAGE, INC., a Florida corporation, its sole Managing Member

By: ____________________
Bill Gerhauser, its authorized signatory

"Mortgagor"

STATE OF FLORIDA
COUNTY OFHILLSBOROUGH

The foregoing instrument was acknowledged before me this 22nd day of August, 2013, by Bill Gerhauser, as authorized agent of Panache Beverage, Inc., the sole Managing Member of PANACHE DISTILLERY, LLC, a Florida limited liability company, on behalf of the corporation and the company. He is (X) personally known to me or (___) has produced a Florida driver's license as identification.

____
Print Name:
Notary Public for State of Florida (SEAL)
My Commission Expires:

NOTARY PUBLIC STATE OF FLORIDA
MARY H. QUINLAN
MY COMMISSION # EE 041505
EXPIRES: January 19, 2015
Bonded Thru Budget Notary Services

EXHIBIT A
LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF PASCO, STATE OF FLORIDA, AND IS DESCRIBED AS FOLLOWS:

A portion of the Northeast 1/4 of Section 11, Township 25 South, Range 16 East, Pasco County, Florida, being further described as follows:

Commence at the Northeast corner of the Northeast 1/4 of said Section 11; thence run along the East boundary line of the Northeast 1/4 of said Section 11, South 00°16'53" East, a distance of 139.20 feet to the South right-of-way line of State Road No. 52, as it is now established; thence along the South right-of-way line of said State Road No. 52, North 89°38'01" West, a distance of 33.90 feet to the West right-of-way line of Plaza Drive, as it is now established; thence along the West right-of-way line of said Plaza Drive, South 00°02'12" East, a distance of 750.02 feet for a POINT OF BEGINNING, said Point of Beginning being a distance of 750.00 feet South of the South right-of-way line of said State Road No. 52, said 750.00 feet being measured at right angles to the South right-of-way line of said State Road 52; thence continue along the West right-of-way line of said Plaza Drive, South 00°02'12" East, a distance of 250.00 feet; thence parallel with the South right-of-way line of said State Road No. 52, North 89°38'01" West, a distance of 1032.22 feet; thence parallel with the West right-of way line of said Plaza Drive, North 00°02'12" West, a distance of 250.00 feet; thence parallel with the South right-of-way line of State Road No. 52, South 89°38'01" East, a distance of 1032.22 feet to the POINT OF BEGINNING.

LESS the following described portion for road right of way:

A tract of land located in the Northeast 1/4 of Section 11, Township 25 South, Range 16 East, Pasco County, Florida, being more particularly described as follows:

Commencing at the Northeast corner of Section 11; thence South 00°16'53" East, along the East boundary of Section 11, a distance of 139.23 feet; thence South 89°38'01" West, a distance of 33.90 feet to a point, said point being on the existing Westerly right-of-way line of Little Road and the existing Southerly right-of-way of Gulf Boulevard (SR. 52); thence South 00°02'12" East, a distance of 750.02 feet to the grantors Northeast property corner for a POINT OF BEGINNING; thence continue South 00°02'12" East, a distance of 250.00 feet; thence North 89°38'01" West, a distance of 14.49 feet; thence North 00°57'43" West, a distance of 250.06 feet; thence South 89°38'01" East, a distance of 18.53 feet to the POINT OF BEGINNING.

Exhibit "B"

EQUIPMENT LIST

Main Distillery Room

1 POGGIO MODEL FP12 BOTTLE RINSER & DRYER
1 FIMER MODEL RTT1B-1-1-S-VA-GIR-D,#1726,YR 2004
FILE CORKER - SCREWCAP, BARTOP,T-TOP AND CORK
MORTON MODEL UNCAP 35.#3518006, 2004
CAPSULE APPLICATOR OR ALUMINUM SPINNER)
1 NEWTEC MODEL-LEOPARD FLEX ADHESIVE #480F6-S3-E3, YR 2003 LABELER
ANTON PAAR DMA5000 AND ANTON PAAR RXA170
DIAGNOSTIC

2 MUELLER-VA PURE VAPOR COMPRESSION STILL
VCS-25 (MAKES DISTILLED WATER)

1 COMPRESSORS (1 5HP) PLUS AIR TANKS FOR AIR

1 SCISSOR LIFT

2 PALLET JACKS -TWO ELECTRIC

HYSTER FORKLIFT (GAS)

30 STAINLESS STEEL DIMPLE JACKET TEMPERATURE
CONTROLLED TANKS

1 CHILLER FOR THE ABOVE

STAINLESS STEEL TANK (2000 GALLONS) ON
WEIGHT SCALES

STAINLESS STEEL TANK #81 (1500 GALLONS) ON
SYSTEM MACHINE AND DRIER - WEIGHT SCALES

1 COMPLETE WATER SOFTENING SYSTEMS

2 DOUBLE JACKET STAINLESS *S* STEEL LIQUID HEATED TANKS, STEAM POWERED WITH LIDS (1000 GALLONS EACH)

7 COPPER POT STILLS
(INCLUDES COMPLETE ASSEMBLY WITH BOILERS & CONDENSER TANKS & STORAGE SEPARATE HOLDING CONTAINERS)

MEMBRANE PRESS FOR GRAPES
MODEL ENOYENETA (2004)

5 CHARCOAL FILTER SYSTEMS

CRUSHER AND DESTEMMER 8 TON ENOVENETA
WEIGHT SCALES C^3G 4

1 STAINLESS STEEL TANK t182 (1000 GALLONS) ON WEIGHT SCALES

STAINLESS STEEL TANK #83 (1000 GALLONS) ON WEIGHTS WITH ROTATOR

5 STAINLESS STEEL TANKS (4000 GALLONS)

10 STAINLESS STEEL TANKS (260 GALLON)

OFFICE EQUIPMENT/FURNITURE

FRONT OFFICE #1

1 L-SHAPED DESK
1 TWO DRAWER DESK WITH HUTCH

FRONT OFFICE #3

5 DRAWER DESK

FRONT OFFICE #4

1 FOUR DRAWER, U-SHAPED DESK WITH HUTCH

FRONT OFFICE #5

1 U-SHAPED, 4 DRAWER DESK WITH HUTCH

1 FOLDING TABLE
1 OFFICE CHAIR

2 SUPPLY CLOSETS BEHIND OFFICES #4 AND #5

1 SURGE PROTECTOR BATTERY BACK UP
2 VIDEO MONITORS

PRIVATE OFFICE WITH FOYER AND CLOSET

OFFICE #6 BY BOTTLING EQUIPMENT

4 DRAWER U-SHAPED DESK WITH HUTCH
1 ROLLING CHAIR

OFFICE #7 BY BOTTLING EQUIPMENT

BOTTLING EQUIPMENT ROOM

2 CORK BOARDS
BUBBLE WRAP

STORAGE ROOM BACK RIGHT #10 (#13 ON DOOR)

5 MULTI- TIER SHELVING UNITS
CHANGE OVER PARTS FOR BOTTLING EQUIPMENT (Partial)
CHANGE OVER PARTS FOR LABELING EQUIPMENT (Partial)

OFFICE/STORAGE ROOM #11

KITCHEN/LAB

2 REFRIGERATORS

MANUFACTURING AND TANK AREA

10-15 FIRE EXTINGUISHERS
3 FRAMED PICTURES
2 PALLET JACKS
3 FOLDING TABLES
2 FOLDING CHAIRS
1 SCISSOR LIFT

OFFICE/ STORAGE #13

1 DESK
4 WOOD CHAIRS

CONFERENCE ROOM

1 LARGE CORKBOARD
1 CONFERENCE TABLE
9 CHAIRS

BREAK ROOM

8 LOCKERS
1 TABLE
2 CHAIRS
1 REFRIGERATOR
1 DESK
1 MICROWAVE

KITCHEN/ CAFETERIA

2 REFRIGERATORS

EXTERIOR TRAILER #1

UNSHELTERED ON PROPERTY

EMPTY 55 GALLON DRUMS

EXHIBIT C
PERMITTED ENCUMBRANCES

1. Taxes and assessments for the year of 2013 and subsequent years which are not yet due and payable.

2. Applicable zoning regulations, ordinances, and other governmental land use restrictions.

3. Any matter that would be disclosed by an accurate survey.

4. Certificate of Establishing Water Basin Boundaries of the Southwest Florida Water Management District recorded in Official Records Book 190, page 91, of the public records of Pasco County, Florida.

5. Distribution Easement in favor of Florida Power Corporation, a Florida corporation recorded in Official Records Book 1092, page 888, of the public records of Pasco County, Florida.

6. Sewer Easement referenced in Warranty Deed recorded in Official Records Book 1166, page 1259, and recorded in Official Records Book 1206, page 97, of the public records of Pasco County, Florida.

7. Telephone Distribution Easement Deed/Corporation in favor of GTE Florida Incorporated, a Florida corporation recorded in Official Records Book 2060, page 513, of the public records of Pasco County, Florida.